UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Determination of Base Salaries

On February 24, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Cerus Corporation (the “Company”), pursuant to authority delegated to the Compensation Committee by the Board, approved the following base salaries for the following named executive officers effective March 1, 2011:

Name	2011 Base Salary
Claes Glassell President and Chief Executive Officer	$500,000

Laurence M. Corash, M.D. Senior Vice President and Chief Medical Officer	$378,750

William M. Greenman Senior Vice President, Business Development and Marketing and Chief Business Officer	$321,360

(b) Determination of 2011 Target Bonuses

On February 24, 2011, the Compensation Committee established the target bonuses under the Company’s Bonus Plan for Senior Management of Cerus Corporation (the “Bonus Plan”) for each named executive officer, expressed as a percentage of such named executive officer’s 2011 annual base salary. The actual amount to be paid to each named executive officer under the Bonus Plan will be determined by the Compensation Committee in accordance with the terms of the Bonus Plan. The target bonuses for each named executive officer are as follows:

Name	Target Bonus (as a % of 2011 Annual Base Salary)
Claes Glassell	60%

Laurence M. Corash, M.D.	35%

William M. Greenman	35%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: March 2, 2011	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer